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As filed with the Securities and Exchange Commission on October 22, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Code Number)	77-0469558 (I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California 95113
(408) 947-6900
(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

LAWRENCE D. McGOVERN
Executive Vice President and Chief Financial Officer
Heritage Commerce Corp
150 Almaden Boulevard
San Jose, California 95113
(408) 497-6900

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

MARK A. BONENFANT, ESQ.
Buchalter Nemer
A Professional Corporation
1000 Wilshire Boulevard
Fifteenth Floor
Los Angeles, California 90094
(213) 891-0700
(213) 630-5664—Facsimile

Approximate date of commencement of the proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(1)

Non-Transferable Common Stock Subscription Rights	N/A	(3)

Common Stock, no par value per share	$6,750,000(4)	$482.00

(1)
This registration statement relates to: (a) non-transferable subscription rights to purchase common stock of the Registrant, which subscription rights are to be issued to holders of the Registrant's common stock; and (b) the shares of common stock deliverable upon the exercise of the non-transferable subscription rights pursuant to the rights offering. This registration statement also covers any additional shares of common stock of the Registrant that may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations, exchanges or other similar events.

(2)
Estimated pursuant to Rule 457(o) solely for purposes of calculating the registration fee.

(3)
The non-transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(4)
Represents the gross proceeds from the assumed exercise of all non-transferable subscription rights to be issued.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2010

PROSPECTUS

HERITAGE COMMERCE CORP

Common Stock
Subscription Rights to Purchase up to
1,800,000 Shares of Common Stock

        We are distributing at no charge to holders of our common stock non-transferable subscription rights to purchase up to 1,800,000 shares of our common stock. You will receive [*] subscription rights for each share of common stock held of record at the close of business on [*], 2010. Subscription rights may only be exercised in whole numbers; we will not issue fractional rights and will round all of the subscription rights down to the nearest whole number.

        Each whole subscription right will entitle you to purchase one share of our common stock at a subscription price equal to $3.75 per share of common stock.

        The subscription rights will expire if they are not exercised by 5:00 p.m., San Jose, California time, on [*], 2010 unless we extend the offering period in our sole discretion, provided, however, that the offering period will be completed no later than 5:00 p.m. San Jose, California time on December 21, 2010. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. All exercises of subscription rights are irrevocable. Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold or transferred.

        If you exercise all of the subscription rights distributed to you, you will also be entitled to purchase additional shares not purchased by other shareholders pursuant to the over-subscription privilege described in this prospectus.

        We may in our sole discretion cancel the rights offering at any time and for any reason. If we cancel this offering, the subscription agent will return all subscription payments it has received for the cancelled offering without interest or penalty.

        The subscription rights are being offered directly by us without the services of an underwriter or selling agent.

        Subscription rights are not being offered to "Excluded Shareholders" as defined herein.

        Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol "HTBK." On [*],2010, the closing sale price for our common stock was $[*] per share. The shares of common stock issued in the rights offering will also be listed on the NASDAQ Global Select Market under the same symbol.

        This investment in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors beginning on page 11 of this prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus before exercising your subscription rights. See "Information Incorporated by Reference."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        These securities are not deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or fund.

The date of this prospectus is [*], 2010

i

ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or the documents incorporated by reference is accurate as of any date other than the date of such applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless we state otherwise or the context indicates otherwise, references to "Heritage," "we," "us," "our" and "the Company" in this prospectus refer to Heritage Commerce Corp and its subsidiaries. References to "Heritage Bank of Commerce" or "HBC" mean our wholly-owned banking subsidiary.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus including the documents incorporated by reference in it, contains various statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements often can be, but are not always, identified by the use of words such as "assume," "expect," "intend," "plan," "project," "believe," "estimate," "predict," "anticipate," "may," "might," "should," "could," "goal," "potential" and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These statements include statements relating to our projected growth, anticipated future financial performance, and management's long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition.

        These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. In addition, our past results of operations do not necessarily indicate our future results. Please see our most recent Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus for a further discussion of these and other risks and uncertainties applicable to our business. The forward-looking statements could be affected by many factors, including but not limited to:

  •
  Our ability to attract new deposits and loans;

  •
  Local, regional, and national economic conditions and events and the impact they may have on us and our customers;

  •
  Risks associated with concentrations in real estate related loans;

  •
  Increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity;

  •
  Market interest rate volatility;

  •
  Stability of funding sources and continued availability of borrowings;

  •
  Changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including our written agreement entered into by the

    Company and the Federal Reserve Bank of San Francisco and the California Department of Financial Institutions;

  •
  Changes in accounting standards and interpretations;

  •
  Significant decline in the market value of the Company that could result in an impairment of goodwill;

  •
  Our ability to raise capital or incur debt on reasonable terms;

  •
  Regulatory limits on Heritage Bank of Commerce's ability to pay dividends to the Company;

  •
  Effectiveness of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and other legislative and regulatory efforts to help stabilize the U.S. financial markets;

  •
  Future legislative or administrative changes to the U.S. Treasury Capital Purchase Program enacted under the Emergency Economic Stabilization Act of 2008;

  •
  The impact of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 and related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions;

  •
  The impact of the Dodd Frank Wall Street Reform and Consumer Protection Act signed by President Obama on July 21, 2010; and

  •
  Our success in managing the risks involved in the foregoing items.

        We are not able to predict all the factors that may affect future results. You should not place undue reliance on any forward-looking statement, which speaks only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information contained in the documents we file with the SEC, which means that we can disclose important information to you in this prospectus by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

        We incorporate by reference the documents listed below (other than filings or portions of filings that, under applicable SEC rules, are "furnished" rather than "filed"):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed on March 17, 2010, including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2010;

  •
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2010;

  •
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 12, 2010;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (as filed on May 11, 2010);

  •
  Our Quarterly Report on Form 10 Q for the quarter ended June 30, 2010 (as filed on August 6, 2010);

  •
  Current Reports on Form 8-K filed on January 4, 2010, February 23, 2010; May 3, 2010, May 28, 2010, June 22, 2010 (as amended on Form 8-K/A filed September 2, 2010), June 30, 2010, July 15, 2010, July 23, 2010, September 1, 2010 and September 17, 2010; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, dated March 5, 1998, which registers our common stock under Section 12 of the Exchange Act, together with any amendments or reports filed with the SEC for the purpose of updating the description.

        You may obtain a copy of these filings at no cost by writing to us at Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113, Attention: Corporate Secretary or by telephone request to our Corporate Secretary at (408) 947-6900.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are available to the public on the Internet at the SEC's website at www.sec.gov and on our website www.heritagecommercecorp.com (as soon as practicable after we electronically file such materials with, or furnish them to, the SEC). Except for those SEC filings incorporated by reference in this prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

        You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

        The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents we incorporate by reference contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the common stock of the Company, and our business.

What is the rights offering?

        We are distributing to holders of our common stock as of 5:00 p.m., San Jose, California, time, on [*], 2010, which is the record date for this rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive [*] subscription rights for each share of common stock you owned at the close of business on the record date. The subscription rights will be evidenced by subscription rights certificates. Subscription rights may only be exercised in whole numbers; we will not issue fractional rights and will round all of the subscription rights down to the nearest whole number. As a result, we may not issue the full number of shares authorized for issuance in connection with the rights offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

        We are not distributing to Excluded Shareholders as defined under "Why are we conducting the rights offering?" below.

Why are we conducting the rights offering?

        We are conducting the rights offering (1) to raise equity capital and (2) to provide our existing shareholders with the opportunity to purchase our common stock at the same implied price per common share paid by the investors for the preferred stock purchased by them in our June 2010 capital raise.

        In June 2010, we raised $75 million through a private placement of (i) 53,996 shares of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock (we refer to this as "Series B Preferred Stock"), which automatically converted into approximately 14,399,000 shares of our common stock, at a per common share conversion price of $3.75 in accordance with its terms on September 16, 2010, and (ii) 21,004 shares of Series C Convertible Perpetual Preferred Stock (we refer to this as "Series C Preferred Stock") which will automatically convert into an aggregate of 5,601,000 shares of our common stock, at a conversion price of $3.75 following the transfer of the Series C Preferred Stock to a transferee not affiliated with the holder in a widely dispersed offering.

        Under the terms of the private placement, the investors in the private placement agreed to be excluded from participating in the Company's rights offering with respect to shares of common stock received upon conversion of the Series B Preferred Stock and the Series C Preferred Stock. We refer to these shareholders as "Excluded Shareholders". Also under the terms of the private placement we must complete the rights offering period by December 21, 2010.

Am I required to exercise the subscription rights I receive in the rights offering?

        No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your basic subscription privilege and other shareholders fully exercise their basic subscription privilege, the percentage of our common stock owned by these other shareholders will increase relative to your ownership percentage, and your voting and other rights will likewise be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to subscribe to purchase additional shares pursuant to the over-subscription privilege and your ownership percentage in our common stock and related voting and other rights may be further diluted.

What is the basic subscription privilege?

        For each whole subscription right that you own, you will have a basic subscription privilege to buy from us one share of our common stock at a subscription price of $3.75 per share. You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise any subscription rights.

        For example, if you owned 1,000 shares of our common stock as of 5:00 p.m., San Jose, California time, on the record date, you would receive [*] subscription rights (rounded down from [*]) and would have the right to purchase [*] shares of common stock for $3.75 per share with your basic subscription privilege.

What is the over-subscription privilege?

        If you exercise all of the subscription rights distributed to you pursuant to the basic subscription privilege, you will also have the opportunity to purchase additional shares not purchased by other shareholders pursuant to their basic subscription privilege at the same subscription price per share that applies to the basic subscription privilege.

        We will be able to satisfy your exercise of the over-subscription privilege only if other shareholders do not elect to purchase all of the shares offered under their basic subscription privilege. We will satisfy over-subscription requests to the extent sufficient shares are available following the exercise of rights under the basic subscription privilege, provided that we reserve the right to reject in whole or in part any over-subscription requests, regardless of the availability of shares to satisfy these requests. If over-subscription requests exceed shares available, we will allocate the available shares pro rata based on the number of shares each over-subscribing shareholder purchased under the basic subscription privilege. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

What are the limitations on the exercise of the basic subscription privilege and over-subscription privilege?

        In the event that the exercise by a shareholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company's ability to use net operating losses, tax credits and other tax assets, which we refer to as the "Tax Attributes," under the Internal Revenue Code of 1986, as amended, which we refer to as the "Code", and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the maximum exercise by such shareholder of the basic subscription privilege and/or the over-subscription privilege to such number of rights as the Company in its sole discretion shall determine to be advisable in order to preserve the Company's ability to use the Tax Attributes.

        In addition, under applicable federal and state banking laws, any purchase of shares of our common stock may also require the prior clearance or approval of, or prior notice to, federal and state bank regulatory authorities if the purchase will result in any person or entity or group of persons or entities acting in concert owning or controlling shares in excess of such threshold ownership interest.

How soon must I act to exercise my subscription rights?

        The rights may be exercised beginning on the date of this prospectus through the expiration date, which is 5:00 p.m., San Jose, California time, on [*], 2010. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you at or before the expiration date. Although we have the option of extending the expiration date of the subscription period, we currently do not intend to do so.

May I transfer my rights?

        No, you may not sell, transfer or assign your rights to anyone else.

Are we requiring a minimum subscription to complete the rights offering?

        No. However, our Board of Directors reserves the right to cancel the rights offering for any reason, including if our Board of Directors believes that there is insufficient participation by our shareholders. If the rights offering is cancelled, all subscription proceeds received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

How was the subscription price determined?

        The subscription price was established by our Board of Directors and is the same implied price per share of common stock that was negotiated by the investors in our June 2010 capital raise.

        The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our common stock. We cannot assure you that you will be able to sell shares purchased in this offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

Are there any other conditions to the completion of the rights offering?

        Yes. The completion of the rights offering is subject to the conditions described under "The Rights Offering—Conditions and Cancellation."

Can the rights offering be cancelled?

        Yes. We may cancel the rights offering at any time prior to the expiration date and for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the rights offering.

How do I exercise my subscription rights?

        You must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your over-subscription privilege), to the subscription agent before 5:00 p.m., San Jose, California time, on [*], 2010. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the subscription agent prior to the expiration of the rights offering period, you may follow the guaranteed delivery procedures described under "The Rights Offering—Notice of Guaranteed Delivery."

        If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your basic subscription privilege and, if applicable, any over-subscription request that we have accepted to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional shares. If the payment exceeds the subscription price for the full exercise of your basic subscription privilege and any applicable over-subscription request that we have accepted, or if you subscribe for more shares than you are eligible to purchase pursuant to the over-subscription privilege, then the excess will be returned to you as soon as practicable. You will not receive interest on any payments refunded to you under the rights offering.

If the rights offering is not completed, will my subscription payment be refunded to me?

        Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable all subscription payments. If you own shares in "street name," it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

What form of payment must I use to pay the subscription price?

        You must timely pay the full subscription price for the full number of shares of common stock you wish to acquire under the basic subscription privilege and any over-subscription request by delivering to the subscription agent a certified or cashier's check, a bank draft drawn on a U.S. bank, or a personal check that clears before the expiration date of the rights offering.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, custodian bank or other nominee?

        If your shares of common stock are held in the name of a broker, custodian bank or other nominee, then your broker, custodian bank or other nominee is the record holder of the shares you own. You will not receive a subscription rights certificate. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase.

        We will ask your broker, custodian bank or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled "Beneficial Owner Election Form." You should receive this form from your record holder with the other rights offering materials.

        If you wish to participate in the rights offering and purchase shares of our common stock, please contact the record holder of your shares promptly. Your bank, broker or other nominee holder is the holder of the shares you own and must exercise the subscription rights on your behalf for shares you wish to purchase. Your broker, custodian bank or other nominee may establish a deadline prior to the 5:00 p.m., San Jose, California time on [*], 2010, which we established as the expiration date of the rights offering.

After I exercise my subscription rights, can I change my mind?

        No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $3.75 per share.

Are there risks in exercising my subscription rights?

        Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights means buying shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading "Risk Factors" in this prospectus and the risks described in documents incorporated by reference in this prospectus, including but not limited to the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Has our Board of Directors made a recommendation to our shareholders regarding the rights offering?

        No. Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price of our common stock will be above the subscription price at the time of exercise or at the expiration of the rights offering period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to decide whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. Among other things, you should carefully consider the risks described under the heading "Risk Factors" in this prospectus and the risks described in documents incorporated by reference in this prospectus, including but not limited to the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

What fees or charges apply if I exercise my subscription rights?

        We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker or other holder of your shares, you are responsible for paying any fees that person may charge.

How do I exercise my subscription rights if I live outside of the United States or have an army post office or foreign post office address?

        The subscription agent will hold subscription rights certificates for shareholders having addresses outside the United States or who have an army post office or foreign post office address. In order to exercise subscription rights, our foreign shareholders and shareholders with an army post office or foreign post office address must notify the subscription agent and timely follow other procedures described below under the heading "The Rights Offering—Foreign Shareholders."

When will I receive my new shares of common stock?

        All shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the basic subscription privilege. Shares purchased pursuant to the over-subscription privilege will be issued as soon as practicable after the expiration date of the rights offering and following the completion of any prorations as may be necessary in the event the over-subscription requests exceed the number of shares available to satisfy such requests. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

Will the subscription rights be listed on a stock exchange or trading market?

        The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed on the NASDAQ Global Select Market or any other stock exchange or trading market. Our common stock trades on the NASDAQ Global Select Market under the symbol "HTBK" and the shares to be issued in connection with the rights offering will be eligible for trading on the NASDAQ Global Select Market under the same symbol.

What are the U.S. federal income tax consequences of exercising my subscription rights?

        The receipt and exercise of subscription rights pursuant to the basic subscription privilege or subscription for shares pursuant to the over-subscription privilege should generally not be taxable for U.S. Federal income tax purposes. You should, however, seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See "Certain Material U.S. Federal Income Tax Consequences."

What happens if I choose not to exercise my subscription rights?

        You are not required to exercise your subscription rights or otherwise take any action in response to this rights offering. If you do not exercise your subscription rights and the rights offering is completed, the number of shares of our common stock you own will not change but your percentage ownership of our total outstanding voting stock will decrease because shares will be purchased by other shareholders in the rights offering. Your percentage ownership of our voting stock may also decrease if you do not exercise your basic subscription privilege in full.

How many shares of common stock will be outstanding after the rights offering?

        As of [*], there were [*] shares of our common stock outstanding and there were 21,004 shares of our Series C Preferred Stock outstanding. We will issue up to 1.8 million shares of common stock in the rights offering, depending on the number of rights that are exercised.

        Based on the number of shares of common stock outstanding as of [*], 2010 and assuming that no options are exercised and there are no other changes in the number of outstanding shares prior to the expiration of the rights offering (including as a result of any conversion of the Series C Preferred Stock), if we issue all 1.8 million shares of common stock available in this rights offering, we would have [*] shares of common stock outstanding following the completion of the rights offering.

How much money will we receive from the rights offering?

        The total proceeds to us from the rights offering will depend on the number of subscription rights that are exercised. If we issue all 1.8 million shares available in the rights offering, the total proceeds to us, before expenses, will be $6.75 million.

What if I have more questions?

        If you have more questions about the rights offering or need additional copies of the rights offering documents, please contact the information agent, [*]. Banks and brokers should call [*] and shareholders should call [*].

PROSPECTUS SUMMARY

        This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus, including the information contained under the heading "Risk Factors" and the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and all other information included or incorporated by reference into this prospectus in their entirety before you decide to exercise your subscription rights.

 About Heritage Commerce Corp

        Heritage Commerce Corp, a California corporation organized in 1997, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. We provide a wide range of banking services through Heritage Bank of Commerce, our wholly-owned subsidiary and our principal asset. Heritage Bank of Commerce is a California state-chartered bank headquartered in San Jose, California and has been conducting business since 1994.

        Heritage Bank of Commerce is a multi-community independent bank that offers a full range of commercial banking services to small and medium-sized businesses and their owners, managers and employees. We operate through 10 full service branch offices located entirely in the southern and eastern regions of the general San Francisco Bay Area of California in the counties of Santa Clara, Alameda, and Contra Costa. Our market includes the headquarters of a number of technology based companies in the region commonly known as "Silicon Valley."

        Our lending activities are diversified and include commercial, real estate, construction and land development, consumer and SBA guaranteed loans. We generally lend in markets where we have a physical presence through our branch offices and SBA loan production offices. We attract deposits throughout our market area with a customer-oriented product mix, competitive pricing, and convenient locations. We offer a wide range of deposit products for business banking and retail markets. We offer a multitude of other products and services to complement our lending and deposit services.

        As a bank holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve"). We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries. As a California chartered bank, Heritage Bank of Commerce is subject to primary supervision, periodic examination, and regulation by the California Department of Financial Institutions ("DFI"), and by the Federal Reserve, as its primary federal regulator.

        Our principal executive office is located at 150 Almaden Boulevard, San Jose, California 95113, telephone number: (408) 947-6900.

Rights Offering Summary

        The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading "The Rights Offering" in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We have granted to each person who was a record holder of our common stock (other than Excluded Shareholders) on the record date of [*], 2010, [*] rights for each share of common stock held of record as of the record date. Subscription rights may only be exercised in whole numbers; we will not issue fractional rights and will round all of the subscription rights down to the nearest whole number.
Basic Subscription Privilege
For each whole right that you own, you will have a basic subscription privilege to buy from us one share of our common stock at the subscription price. You may exercise your basic subscription privilege for some or all of your rights, or you may choose not to exercise your rights.
Over-Subscription Privilege
If you exercise your basic subscription privilege in full, you will also have an over-subscription privilege to subscribe for any shares that our other rights holders do not purchase under their basic subscription privilege. The subscription price for shares purchased pursuant to the over-subscription privilege will be the same as the subscription price for the basic subscription privilege. We reserve the right to reject in whole or in part any over-subscription requests, regardless of the availability of shares to satisfy these requests.

If holders exercise their over-subscription privileges for more shares than are available to be purchased pursuant to the over-subscription privileges, we will allocate the shares of our common stock to be issued pursuant to the exercise of over-subscription privileges pro rata among those over-subscribing rights holders. "Pro rata" means in proportion to the number of shares of our common stock that you and the other subscription rights holders have agreed to purchase by exercising your basic subscription privileges. If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or penalty, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of the offering.
Subscription Price	$3.75 per share of common stock. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering period.

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege	In the event that the exercise by a shareholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company's ability to use Tax Attributes, under the Code, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the maximum exercise by such shareholder of the basic subscription privilege and/or the over-subscription privilege to such number of rights as the Company in its sole discretion shall determine to be advisable in order to preserve the Company's ability to use the Tax Attributes.

In addition, under applicable federal and state banking laws, any purchase of shares of our common stock may also require the prior clearance or approval of, or prior notice to, federal and state bank regulatory authorities if the purchase will result in any person or entity or group of persons or entities acting in concert owning or controlling shares in excess of such threshold ownership interest.
Record Date	[*], 2010
Expiration Date
The subscription rights will expire at 5:00 p.m., San Jose, California time, on [*], 2010, unless the expiration date is extended, provided, however the offering period will be completed no later than 5:00 p.m., San Jose, California time on December 21, 2010.
Procedure for Exercising Rights
You must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your over-subscription privilege), to the subscription agent, Wells Fargo Bank, N.A., before 5:00 p.m., San Jose, California time, on [*], 2010, unless the expiration date is extended.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."
Use of Proceeds
The total proceeds to us from the rights offering will depend on the number of rights that are exercised. If we issue all 1.8 million shares available in the rights offering, the total proceeds to us, before expenses, will be $6.75 million. We intend to use the proceeds from the rights offering for general corporate purposes.
Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Global Select Market or any other stock exchange or trading market.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to the rights offering.
Conditions to the Rights Offering	The completion of the rights offering is subject to the conditions described under "The Rights Offering—Conditions and Cancellation."
Amendment; Cancellation
We may amend the terms of the rights offering or extend the subscription period of the rights offering. We also reserve the right to withdraw the rights offering at any time prior to the expiration date and for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the rights offering.
No Board Recommendation
Our Board of Directors is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See the section below entitled "Risk Factors."
Issuance of Common Stock
If you purchase shares of common stock through the rights offering, we will issue those shares to you in book-entry, or uncertificated, form as soon as practicable after the completion of the rights offering. Stock certificates will not be issued for shares of our common stock purchased in the rights offering.
Listing of Common Stock
Our common stock is listed on the NASDAQ Global Select Market under the symbol "HTBK" and the shares to be issued in connection with the rights offering will also be listed on the NASDAQ Global Select Market under the same symbol.
Federal Income Tax Consequences
The receipt and exercise of subscription rights pursuant to the basic subscription privilege or subscription for shares pursuant to the over-subscription privilege will generally not be taxable for U.S. federal income tax purposes. You should, however, seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See "Certain Material U.S. Federal Income Tax Consequences."
Subscription Agent	Wells Fargo Bank, N.A.

RISK FACTORS

        Our business, financial condition and results of operations are subject to various risks, including those discussed below, and those set forth in Item 1A, "Risk Factors," of our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 are incorporated herein by reference, which may affect the value of our common stock. Before making a decision to invest in our common stock, you should carefully consider the risks and uncertainties described below and the risks incorporated by reference in this prospectus, together with all of the other information included or incorporated by reference in this prospectus.

 Risks Relating to Our Common Stock

Our participation in the U.S. Treasury's Capital Purchase Program may pose certain risks to holders of our common stock.

        The Company sold to the U.S. Treasury 40,000 shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, no par value ("Series A Preferred Stock"), and a warrant to purchase 462,963 shares of the Company's common stock (which number of shares is not subject to increase as a result of our issuance of the Series B Preferred Stock and the Series C Preferred Stock in our recent capital raise in June 2010). Although the Company believes that its participation in the U.S. Treasury's Capital Purchase Program ("Capital Purchase Program") was in the best interests of its shareholders in that it enhanced our capital, it may pose certain risks to the holders of our common stock such as the following:

  •
  The warrant, if exercised, may be significantly dilutive to current common stockholders.

  •
  The warrant is immediately exercisable, thus the U.S. Treasury may at any time become a significant holder of the Company's common stock and possess significant voting power.

  •
  Although the Series A Preferred Stock issued to the U.S. Treasury is non-voting, the terms of the Capital Purchase Program stipulate that the U.S. Treasury may vote its senior equity in matters deemed by the U.S. Treasury to have an impact on its holdings.

  •
  Under the terms of the Capital Purchase Program, the Company must seek the approval of the U.S. Treasury for any increases in dividends paid to holders of our common stock as well as any repurchases of our common stock.

  •
  The U.S. Treasury may at any time change the terms of our participation in the Capital Purchase Program.

  •
  Executive compensation rules for Capital Purchase Program participants may restrict our ability to hire or retain qualified senior executive officers and other key employees.

        In addition, in November 2009 we suspended the payment of dividends on the Series A Preferred Stock. If the Company misses a total of six (6) quarterly dividend payments on the Series A Preferred Stock, the U.S. Treasury will have the right to appoint two directors to our Board of Directors. We are unable to pay any dividends on our common stock unless we are current with our dividend payments on the Series A Preferred Stock.

Our common stock is not an insured deposit.

        Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this section and elsewhere in this prospectus and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Federal and state law may limit the ability of another party to acquire us, which could cause the price of our common stock to decline.

        Federal law prohibits a person or group of persons "acting in concert" from acquiring "control" of a bank holding company unless the Federal Reserve has been given 60 days prior written notice of such proposed acquisition and within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank or bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any "company" would be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended, before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or such lesser number of shares as may constitute control.

        Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the DFI has approved such acquisition of control. A person would be deemed to have acquired control of Heritage Bank of Commerce if such person, directly or indirectly, has the power (i) to vote 25% or more of the voting power of Heritage Bank of Commerce or (ii) to direct or cause the direction of the management and policies of Heritage Bank of Commerce. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of our outstanding common stock would be presumed to control Heritage Bank of Commerce.

        These provisions of federal and state law may prevent a merger or acquisition that would be attractive to shareholders and could limit the price investors would be willing to pay in the future for our common stock.

We may raise additional capital, which could have a dilutive effect on the existing holders of our common stock and adversely affect the market price of our common stock.

        We are not restricted from issuing additional shares of common stock or securities that are convertible into or exchangeable for, or represent the right to receive shares of common stock. We frequently evaluate opportunities to access the capital markets taking into account our regulatory capital ratios, financial condition and other relevant considerations and, subject to market conditions, we may take further capital actions. Such actions could include, among other things, the issuance of additional shares of common stock or other securities in public or private transactions in order to further increase our capital levels above the requirements for a "well capitalized" institution established by the federal bank regulatory agencies as well as other regulatory targets. These issuances could dilute ownership interests of investors and could dilute the per share book value of our common stock.

        Dilution will also occur upon the mandatory conversion of the Series C Preferred Stock which occurs upon certain qualified transfers to a third party transferee. Conversion of the Series C Preferred Stock is described under "Description of Capital Stock—Series C Preferred Stock."

Holders of our subordinated debt have rights that are senior to those of our common and preferred shareholders.

        We have supported our continued growth through four issuances of trust preferred securities from four separate special purpose trusts and related issuances of subordinated debt to these trusts. At June 30, 2010, we had outstanding subordinated debt totaling $23.7 million. Payments of the principal and interest on the subordinated debt are fully and unconditionally guaranteed by us. Further, the accompanying subordinated debt we issued to the special purpose trusts are senior to our outstanding shares of common stock and preferred stock. As a result, we must make payments on the subordinated debt before any dividends can be paid on our preferred stock or common stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of the subordinated debt must be satisfied before any distributions can be made on our preferred stock or common stock. We have the right to defer interest payments on our subordinated debt (and the related trust preferred securities) for up to five years, during which time no cash dividends may be paid on our preferred stock or common stock. In November 2009, we exercised our right to defer the payment of interest on the subordinated debt and related trust preferred securities.

We are subject to a written agreement with the Federal Reserve Bank of San Francisco and DFI that prohibits the payment of dividends without prior approval.

        On February 17, 2010, we entered into a written agreement (the "Written Agreement") with the Federal Reserve Bank of San Francisco and the DFI. The Written Agreement restricts the payment of dividends on common stock and preferred stock, and any payments on our trust preferred securities and related subordinated debt, any reductions in capital or the purchase or redemption of stock without the prior consent of the Federal Reserve Bank of San Francisco and the Director of the Division of Banking Supervision and Regulation of the Federal Reserve and DFI. We do not know when the Company will receive regulatory approval to pay dividends in the future.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

        The stock market and, in particular, the market for financial institution stocks, have experienced significant volatility. In some cases, the markets have produced downward pressure on stock prices for certain issuers without regard to those issuers' underlying financial strength. As a result, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. This may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

        The trading price of the shares of our common stock will depend on many factors, which may change from time to time and which may be beyond our control, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales or offerings of our equity or equity related securities, and other factors identified above under "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and below. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

  •
  actual or anticipated quarterly fluctuations in our operating results and financial condition;

  •
  changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our common stock or those of other financial institutions;

  •
  failure to meet analysts' revenue or earnings estimates;

  •
  speculation in the press or investment community generally or relating to our reputation, our operations, our market area, our competitors or the financial services industry in general;

  •
  strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

  •
  actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

  •
  trends in our nonperforming assets;

  •
  the costs and effectiveness of our efforts to reduce our classified assets;

  •
  fluctuations in the stock price and operating results of our competitors;

  •
  future sales of our equity, equity-related or debt securities;

  •
  proposed or adopted regulatory changes or developments;

  •
  anticipated or pending investigations, proceedings, or litigation that involve or affect us;

  •
  trading activities in our common stock, including short-selling;

  •
  domestic and international economic factors unrelated to our performance; and

  •
  general market conditions and, in particular, developments related to market conditions for the financial services industry.

        Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol "HTBK." The trading volume has historically been significantly less than that of larger financial services companies. Stock price volatility may make it more difficult for you to sell your common stock when you want and at prices you find attractive.

        A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the relatively low trading volume of our common stock, significant sales of our common stock in the public market, or the perception that those sales may occur, could cause the trading price of our common stock to decline or to be lower than it otherwise might be in the absence of those sales or perceptions.

Resales of our common stock or other securities in the public market may cause the market price of our common stock to fall.

        In connection with our recently completed capital raise, we provided investors with customary registration rights with respect to the securities they received, including the common stock into which the securities are convertible. The market value of our common stock could decline as a result of sales by one or more investors of a substantial amount of the securities held by the investor, including any common stock into which the securities are convertible.

Risks Related to the Rights Offering

The subscription price determined for this rights offering is not an indication of the value of our common stock.

        The subscription price was established by our Board of Directors and is the same implied price per share of common stock that was negotiated by the investors in the June 2010 capital raise. The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our common stock. We cannot assure you that the trading price of our common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares purchased in the rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

Because we do not have any formal commitments from any of our shareholders to participate in the rights offering, the net proceeds we receive from the rights offering may be lower than currently anticipated.

        We do not have any formal commitments from any of our shareholders to participate in the rights offering, and we cannot assure you that our other shareholders will exercise all or any part of their basic subscription privilege or their over-subscription privilege. If our shareholders subscribe for fewer shares of our common stock than anticipated, the net proceeds we receive from the rights offering could be reduced and we could incur damage to our reputation.

The rights offering may cause the price of our common stock to decline.

        Depending upon the trading price of our common stock at the time of our announcement of the rights offering, the announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if the offering is completed, may result in a decrease in the trading price of our common stock. This decrease may continue after the completion of the rights offering. If that occurs, your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time the rights offering is completed.

        Once you exercise your subscription rights, you may not revoke or change the exercise. The trading price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights, and, afterwards, the trading price of our common stock decreases below the $3.75 per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol, "HTBK," and the closing sale price of our common stock on the NASDAQ Global Select Market on [*], 2010 was $[*] per share. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at the expiration of the subscription rights offering period.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription rights offering period or be able to sell your shares at a price equal to or greater than the subscription price.

        If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a shareholder of the shares you purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, including the guaranteed delivery period and after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

If you do not exercise your rights, you will suffer dilution.

        If you do not exercise your rights, and other shareholders exercise their rights, you will suffer dilution of your percentage ownership of our equity securities relative to shareholders who exercise their rights.

        As of [*], 2010, there were [*] shares of our common stock outstanding and there were 21,004 shares of our Series C Preferred Stock outstanding. We will issue up to 1.8 million shares of common stock in the rights offering, depending on the number of rights that are exercised.

        Based on the number of shares of common stock outstanding as of [*], 2010 and assuming that no options are exercised and there are no other changes in the number of outstanding shares prior to the expiration of the rights offering (including as a result of any conversion of the Series C Preferred Stock), if we issue all 1.8 million shares of common stock available in this rights offering, we would have [*] shares of common stock outstanding following the completion of the rights offering.

We may cancel the rights offering at any time prior to the expiration of the rights offering period, and neither we nor the subscription agent will have any obligation to you except to return your subscription payment.

        We may at our sole discretion cancel the rights offering at any time prior to the expiration of the rights offering period. If we elect to cancel the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest or penalty, as soon as practicable any subscription payments.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

        Shareholders that desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date of the rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period. We are not responsible if your broker, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the rights offering.

        Any uncertified personal check used to pay the subscription price in the rights offering must clear prior to the expiration date of the rights offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to the expiration date, in which event you would not be eligible to exercise your subscription rights. You may eliminate this risk by paying the subscription price by certified or cashier's check or bank draft drawn on a U.S. bank.

The rights are non-transferable and thus there will be no market for them.

        You may not sell, transfer or assign your rights to anyone else. We do not intend to list the rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.

USE OF PROCEEDS

        The total proceeds to us from the rights offering will depend on the number of rights that are exercised. If we issue all 1.8 million shares available in the rights offering, the total proceeds to us, before expenses, will be $6.75 million. We estimate that the expenses of the rights offering will be approximately $[*], resulting in estimated net proceeds to us, assuming that all of the shares available in the rights offering are sold, of approximately $[*] million. We expect to use the net proceeds for general corporate purposes.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol "HTBK." The following table sets forth, for the quarters shown, the range of high and low closing sales prices of our common stock on the NASDAQ Global Select Market and the cash dividends declared on the common stock. As of [*], 2010, we had [*] shares of common stock outstanding, held of record by approximately [*] shareholders.

	Stock Price
							Dividend Per Share
Quarter	High			Low
Year ending December 31, 2010
Fourth quarter (through [*], 2010)	$	[*	]	$	[*	]
Third quarter		$3.90			$3.25		—
Second quarter		$5.99			$3.50		—
First quarter		$4.48			$3.34		—
Year ended December 31, 2009:
Fourth quarter		$4.64			$2.50		—
Third quarter		$5.75			$2.99		—
Second quarter		$8.66			$3.61		—
First quarter		$11.75			$3.75		$0.02
Year ended December 31, 2008:
Fourth quarter		$15.83			$9.61		$0.08
Third quarter		$16.43			$8.48		$0.08
Second quarter		$18.78			$9.90		$0.08
First quarter		$18.93			$15.23		$0.08

DIVIDEND POLICY

        Under the Written Agreement we are required to obtain the prior approval of the Federal Reserve Bank of San Francisco and the Director of the Division of Banking Supervision and Regulation of the Federal Reserve to make any interest payments on our outstanding trust preferred securities and related subordinate debt, or to pay any dividends on our common stock or preferred stock.

        The amount of future dividends will depend upon our earnings, financial condition, capital requirements and other factors, and will be determined by our Board of Directors on a quarterly basis. It is Federal Reserve policy that bank holding companies generally pay dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. It is also Federal Reserve policy that bank holding companies not maintain dividend levels that undermine the holding company's ability to be a source of strength to its banking subsidiaries. Additionally, in consideration of the current financial and economic environment, the Federal Reserve has indicated that bank holding companies should carefully review their dividend policy and has discouraged payment ratios that are at maximum allowable levels unless both asset quality and capital are very strong. Under the federal Prompt Corrective Action regulations, the Federal Reserve or the FDIC may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as undercapitalized.

        As a holding company, our ability to pay cash dividends is affected by the ability of our bank subsidiary, Heritage Bank of Commerce, to pay cash dividends. The ability of Heritage Bank of Commerce (and our ability) to pay cash dividends in the future and the amount of any such cash dividends is and could be in the future further influenced by bank regulatory requirements and approvals and capital guidelines. Our ability to pay cash dividends is further subject to restrictions set forth in the California General Corporation Law (the "CGCL"). The CGCL provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The CGCL further provides that, in the event sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if, after giving effect to the distribution, it meets two conditions, which generally stated are as follows: (i) the corporation's assets must equal at least 125% of its liabilities and (ii) the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for those fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

        Funds for payment of any cash dividends by the Company would be obtained from its investments as well as dividends from Heritage Bank of Commerce. As a California banking corporation, the ability of Heritage Bank of Commerce to pay cash dividends is subject to restrictions set forth in the California Financial Code (the "Financial Code"). The Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of (i) the bank's retained earnings or (ii) the bank's net income for its last three fiscal years, less the amount of any distributions made by the bank or by any majority-owned subsidiary of the bank to the shareholders of the bank during such period. However, a bank may, with the approval of the DFI, make a distribution to its shareholders in an amount not exceeding the greater of (i) its retained earnings, (ii) its net income for its last fiscal year or (iii) its net income for its current fiscal year. In the event that the DFI determines that the shareholders' equity of a bank is inadequate or that the making of a distribution by the bank would be unsafe or unsound, the Commissioner may order the bank to refrain from making a proposed distribution.

        Under the terms of the Capital Purchase Program, for so long as any preferred stock issued under the Capital Purchase Program remains outstanding, we are prohibited from increasing quarterly dividends on our common stock in excess of $0.08 per share, and from making certain repurchases of equity securities, including our common stock, without the U.S. Treasury's consent until the third anniversary of the U.S. Treasury investment or until the U.S. Treasury has transferred all of the Series A Preferred Stock it purchased under the Capital Purchase Program to third parties. As long as the Series A Preferred Stock is outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including our common stock and the Series C Preferred Stock, are also prohibited until all accrued and unpaid dividends are paid on such preferred stock, subject to certain limited exceptions. On November 6, 2009, we suspended dividend payments on our Series A Preferred Stock. So long as dividends on the Series A Preferred Stock remain suspended, we may not, among other things and with limited exceptions, pay cash dividends on or repurchase our common stock or preferred stock.

        We have supported our growth through the issuance of trust preferred securities from special purpose trusts and accompanying sales of subordinated debt to these trusts. The subordinated debt that we issued to the trusts is senior to our shares of common stock, Series A Preferred Stock and Series C Preferred Stock. As a result, we must make payments on the subordinated debt before any dividends can be paid on our common stock, Series A Preferred Stock and Series C Preferred Stock. Under the terms of the subordinated debt, we may defer interest payments for up to five years. On November 6, 2009, we exercised our right to defer regularly scheduled interest payments on our outstanding $23.7 million of subordinated debt relating to our trust preferred securities. So long as interest payments remain deferred, we may not pay cash dividends on or repurchase our common stock or preferred stock.

        At such time as we become current with the dividends payable on the Series A Preferred Stock and interest payments on our trust preferred securities and related subordinated debt, the decision whether to pay dividends will be made by our Board of Directors in light of conditions then existing, including factors such as our results of operations, financial condition, business conditions, regulatory capital requirements and covenants under any applicable contractual arrangements, including agreements with regulatory authorities.

THE RIGHTS OFFERING

        The following describes the rights offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our common stock on the record date. If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to "—Notice to Brokers and Nominees" below.

The Subscription Rights

        We are distributing to holders of our common stock (other than Excluded Shareholders) as of 5:00 p.m., San Jose, California time, on [*], 2010, which is the record date for this rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive [*] subscription rights for each share of common stock you owned at the close of business on the record date. The subscription rights will be evidenced by subscription rights certificates. Subscription rights may only be exercised in whole numbers; we will not issue fractional rights and will round all of the subscription rights down to the nearest whole number. As a result, we may not issue the full number of shares authorized for issuance in connection with the rights offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Basic Subscription Privilege

        Each whole subscription right that you own will entitle you to purchase one share of our common stock at a subscription price of $3.75 per share. You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise any subscription rights.

        For example, if you owned 1,000 shares of our common stock as of 5:00 p.m., San Jose, California time, on the record date, you would receive [*] subscription rights (rounded down from [*]) and would have the right to purchase [*] shares of common stock for $3.75 per share with your basic subscription privilege.

Over-Subscription Privilege

        If you exercise your basic subscription privilege in full, you will also have an over-subscription privilege to subscribe for any shares that our other subscription rights holders do not purchase under their basic subscription privilege. The subscription price for shares purchased pursuant to the over-subscription privilege will be the same as the subscription price for the basic subscription privilege.

        You may exercise your over-subscription privilege only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privileges held by you in the same capacity. For example, if you are granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own jointly with your spouse, you may exercise your over-subscription privilege with respect to the subscription rights you own individually, as long as you fully exercise your basic subscription privilege with respect to your individually owned subscription rights. You will not, however, be able to exercise the over-subscription privilege you have collectively with your spouse unless the basic subscription privilege collectively held by you and your spouse is fully exercised. You do not have to subscribe for any shares under the basic subscription privilege owned jointly with your spouse to exercise your individual over-subscription privilege.

        When you complete the portion of your subscription rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your subscription privileges as to shares of our common stock that you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription privilege in full.

        We reserve the right to reject in whole or in part any over-subscription requests, regardless of the availability of shares to satisfy these requests.

        If holders exercise their over-subscription privileges for more shares than are available to be purchased pursuant to the over-subscription privileges, we will allocate the shares of our common stock to be issued pursuant to the exercise of over-subscription privileges pro rata among those over-subscribing rights holders, subject to our right to reject in whole or in part any over-subscription request. "Pro rata" means in proportion to the number of shares of our common stock that you and the other subscription rights holders have agreed to purchase by exercising the basic subscription privilege. If there is a pro rata allocation of the remaining shares of our common stock and you would otherwise receive an allocation of a greater number of shares than you subscribed for under your over-subscription privilege, then, subject to our accepting your over-subscription request, we will allocate to you only the number of shares for which you over-subscribed. We will allocate the remaining shares among all other holders exercising their over-subscription privilege, again subject to our right to reject in whole or in part any over-subscription request. If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or penalty, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of the offering.

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

        In the event that the exercise by a shareholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company's ability to use Tax Attributes, under the Code and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the maximum exercise by such shareholder of the basic subscription privilege and/or the over-subscription privilege to such number of rights as the Company in its sole discretion shall determine to be advisable in order to preserve the Company's ability to use the Tax Attributes.

        In addition, under applicable federal and state banking laws, any purchase of shares of our common stock may also require the prior clearance or approval of, or prior notice to, federal and state bank regulatory authorities if the purchase will result in any person or entity or group of persons or entities acting in concert owning or controlling shares in excess of such threshold ownership interest.

No Fractional Rights

        Subscription rights may only be exercised in whole numbers. We will not issue fractional subscription rights or cash in lieu of fractional rights. Fractional subscription rights will be rounded down to the nearest whole number. Any excess subscription funds will be returned, without interest or penalty, as soon as practicable after the expiration of the offering period.

Subscription Price

        The subscription price per share of common stock shall be equal to $3.75. The subscription price was established by our Board of Directors and is the same implied price per share of common stock that was negotiated by the investors in our June 2010 capital raise. The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our common stock. We cannot assure you that the market price of the common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights. We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering period.

        We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker or other holder of your shares, you are responsible for paying any fees that person may charge.

Expiration Time and Date; Closing; Amendments

        The subscription rights will expire at 5:00 p.m., San Jose, California time, on [*], 2010. Although we have the option of extending the expiration date of the subscription period, we currently do not intend to do so. We cannot extend the offering period beyond 5:00 p.m., San Jose, California time on December 21, 2010. We will notify you of any extension of the expiration date by issuing a press release. You must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your over-subscription privilege), to the subscription agent before 5:00 p.m., San Jose, California time, on [*], 2010, unless the expiration date is extended. After the expiration of the rights offering period, all unexercised subscription rights will be null and void. We will not be obligated to honor any purported exercise of subscription rights that the subscription agent receives after the expiration of the offering, regardless of when you sent the documents regarding that exercise, unless you have used the guaranteed delivery procedures described under "—Notice of Guaranteed Delivery." All shares purchased in the rights offering will be issued in book-entry, or uncertificated, form. Any subscription payments for shares not allocated or validly purchased will be returned to you, without interest or penalty, as soon as practicable following the expiration date of the rights offering.

        We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering.

Reasons for the Rights Offering

        We are conducting the rights offering (1) to raise equity capital and (2) to provide our existing shareholders with the opportunity to purchase our common stock at the same implied price per common share paid by the investors for the preferred stock purchased by them in our June 2010 capital raise.

Anticipated Proceeds From the Rights Offering

        The total proceeds to us from the rights offering will depend on the number of rights that are exercised. If we issue all 1.8 million shares available in the rights offering, the total proceeds to us, before expenses, will be $6.75 million. We estimate that the expenses of the rights offering will be approximately $[*], resulting in estimated net proceeds to us, assuming all of the shares available in the rights offering are sold, of approximately $[*] million. We intend to use the net proceeds for general corporate purposes.

Method of Exercising Subscription Rights

        The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

        Subscription by Registered Holders.    To exercise your basic subscription privilege and your over-subscription privilege, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each share of our common stock you are subscribing for, including any shares you subscribe for pursuant to the over-subscription privilege, to the subscription agent at the address set forth under "—Subscription Agent" below, on or prior to the expiration date.

        Subscription by Beneficial Owners.    If you are a beneficial owner of shares of our common stock, meaning that you hold your shares in "street name" through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf, including a "Nominee Holder Certification," prior to 5:00 p.m., San Jose, California time, on [*], 2010. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

        To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee, the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, custodian bank or other nominee with the other subscription rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

        Your subscription rights will not be considered exercised unless the subscription agent actually receives from you, your broker, custodian bank or other nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., San Jose, California time, on [*], 2010, the scheduled expiration date of this rights offering.

Payment Method

        Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the basic subscription privilege and the over-subscription privilege. Your payment must be delivered in one of the following ways:

  •
  uncertified check payable to "Wells Fargo Bank, N.A. (acting as subscription agent for Heritage Commerce Corp);" or

  •
  certified or cashier's check or bank draft drawn upon a U.S. bank and payable to "Wells Fargo Bank, N.A. (acting as subscription agent for Heritage Commerce Corp)."

        Your payment will be considered received by the subscription agent only upon:

  •
  clearance of any uncertified personal check deposited by the subscription agent; or

  •
  receipt by the subscription agent of any certified or cashier's check or bank draft drawn upon a U.S. bank.

Clearance of Uncertified Personal Checks

        If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take at least five or more business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration date. We urge you to consider using a certified or cashier's check or bank draft drawn upon a U.S. bank.

Instructions for Completing Your Subscription Rights Certificate

        You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to us. Except as described below under "—Notice of Guaranteed Delivery," we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.

        The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period for the rights offering. Because uncertified personal checks may take at least five or more business days to clear, we urge you to pay or arrange for payment by means of certified or cashier's check or bank draft to avoid missing the opportunity to exercise your subscription rights should you decide to exercise your subscription rights.

Missing or Incomplete Subscription Information

        If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of whole subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for exercise of your basic subscription privilege in full, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of our common stock with your over-payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, the subscription agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration date of the rights offering.

Conditions and Cancellation

        We reserve the right to cancel the rights offering on or prior to the expiration date of the rights offering for any reason. We may cancel, extend or otherwise amend the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board of Directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we cancel the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Cancellation Rights

        Our Board of Directors may cancel, extend or otherwise amend the rights offering in its sole discretion at any time prior to the time the rights offering expires for any reason. If we cancel the rights offering, we will issue a press release notifying shareholders of the cancellation, and any funds you paid to the subscription agent will be returned, without interest or penalty, as soon as practicable.

Subscription Agent

        Wells Fargo Bank, N.A. is acting as the subscription agent for the rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price, and nominee holder certifications, to the extent applicable to your exercise of rights, must be delivered to Wells Fargo Bank, N.A. as follows:

By First Class Mail:	By Hand or Overnight Courier: (Until 5:00 p.m. Central Time on [*], 2010)
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

        You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to [*], the information agent. Banks and brokers should call [*] and shareholders should call [*].

        We will pay the fees and expenses of Wells Fargo Bank, N.A. We have also agreed to indemnify Wells Fargo Bank, N.A. against certain liabilities in connection with the rights offering.

        If you deliver subscription documents, subscription rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus, we may not honor the exercise of your subscription privileges.

Fees and Expenses

        We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights. Neither the subscription agent nor the Company will pay such expenses.

Fractional Shares of Common Stock

        We will not issue fractional shares of common stock. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Notice to Brokers and Nominees

        If you are a broker, a custodian bank, a trustee, a depositary for securities or other nominee holder who holds shares of our common stock for the account of others on the rights offering record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

        In the case of subscription rights that you hold of record on behalf of others through the Depository Trust Company, or DTC, those subscription rights may be exercised by instructing DTC to transfer the subscription rights from your DTC account to the subscription agent's DTC account, and by delivering to the subscription agent the required certification as to the number of shares subscribed for pursuant to the exercise of the subscription rights of the beneficial owners on whose behalf you are acting, together with payment of the full subscription price.

Notice of Guaranteed Delivery

        If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent, on or before the time the rights offering expires, you may exercise your subscription rights by the following guaranteed delivery procedures:

  •
  deliver to the subscription agent on or prior to the rights offering expiration date your subscription price payment in full for each share you subscribed for under your subscription privilege in the manner set forth above under "—Payment Method;"

  •
  deliver to the subscription agent on or prior to the expiration date the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions For Use of Heritage Commerce Corp Subscription Rights Certificates" distributed with your subscription rights certificates; and

  •
  deliver the properly completed subscription rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent no later than three business days after the expiration date of the rights offering. For purposes of these Notice of Guaranteed Delivery procedures, "business day" means any day on which trading is conducted on the NASDAQ Global Select Market.

        Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions For Use of Heritage Commerce Corp Subscription Rights Certificates, which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"). A form of that guarantee is included with the Notice of Guaranteed Delivery.

        In your Notice of Guaranteed Delivery, you must state:

  •
  your name;

  •
  the number of subscription rights represented by your subscription rights certificates, the number of shares of our common stock for which you are subscribing under your basic subscription privilege and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and

  •
  your guarantee that you will deliver to the subscription agent the subscription rights certificate evidencing the subscription rights you are exercising within three business days following the expiration of the rights offering.

        You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription rights certificate at the address set forth above under "—Subscription Agent" or may be transmitted, if transmitted by an Eligible Institution, to the subscription agent by facsimile transmission to [*]. You should confirm receipt of all facsimile transmissions by calling the subscription agent at [*].

        The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call [*], the information agent, to request any copies of the form of Notice of Guaranteed Delivery. Banks and brokers should call [*] and shareholders should call [*].

Questions About Exercising Subscription Rights

        If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document, the Instructions For Use of Heritage Commerce Corp Subscription Rights Certificates or the Notice of Guaranteed Delivery, you should contact the information agent, [*]. Banks and brokers should call [*] and shareholders should call [*].

Transferability of Rights

        The subscription rights granted to you may be exercised only by you, and, therefore, you may not sell, transfer or assign your subscription rights to anyone else.

Validity of Subscriptions

        We will resolve all questions regarding the validity and form of the exercise of your subscription privileges, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent (and any payment by uncertified personal check has cleared). Our interpretations of the terms and conditions of the rights offering will be final and binding.

Segregated Account; Return of Funds

        The subscription agent will hold funds received in payment for shares of the common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is cancelled. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Certificates for Shares of Common Stock

        All shares that you purchase in the rights offering will be issued in book-entry or uncertificated form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for issuance to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege. Any shares purchased pursuant to the over-subscription privilege will be issued as soon as practicable after the expiration date of the rights offering and following the completion of any prorations as may be necessary in the event the over-subscription requests exceed the number of shares available to satisfy such requests.

Rights of Subscribers

        You will have no rights as a shareholder with respect to the shares of our common stock purchased in the rights offering until your account, or your account at your broker, custodian bank or other nominee, is credited with such shares. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.

Foreign Shareholders

        We will not mail subscription rights certificates to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold these subscription rights certificates for their account. To exercise subscription rights, our foreign shareholders must notify the subscription agent prior to 11:00 a.m., San Jose, California time, at least three business days prior to the expiration date of the rights offering and demonstrate to the satisfaction of the Company that the exercise of such subscription rights does not violate the laws of the jurisdiction of such shareholder.

No Revocation or Change

        Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of our common stock offered pursuant to the rights offering.

Regulatory Limitation

        We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from, or submit a prior notice to, any state or federal regulatory authorities to own or control the shares and if, at the time the rights offering expires, we determine that you have not properly obtained such clearance or approval or submitted such notice. See also "—Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege."

No Recommendation to Subscription Rights Holders

        Our Board of Directors is making no recommendations regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price of our common stock will be above the subscription price at the time of exercise or at the expiration of the rights offering period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to decide whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. Among other things, you should carefully consider the risks described under the heading "Risk Factors" in this prospectus and the risks described in the documents incorporated by reference in this prospectus, including but not limited to the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Listing

        The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed on the NASDAQ Global Select Market or any other stock exchange or trading market. Our common stock trades on the NASDAQ Global Select Market under the symbol "HTBK" and the shares to be issued in connection with the rights offering will be eligible for trading on the NASDAQ Global Select Market under the same symbol.

Shares of Common Stock Outstanding After the Rights Offering

        As of [*], 2010, there were [*] shares of our common stock outstanding. We will issue up to 1.8 million shares of common stock in the rights offering, depending on the number of rights that are exercised. Based on the number of shares outstanding as of [*], 2010, and assuming that no options are exercised and there are no other changes in the number of outstanding shares prior to the expiration of the rights offering (including as a result of any conversion of the Series C Preferred Stock), if we issue all 1.8 million shares of common stock available in this rights offering, we would have [*] shares of common stock outstanding following the completion of the rights offering, an increase in the number of outstanding shares of our common stock of approximately [*]%.

Other Matters

        We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

DESCRIPTION OF CAPITAL STOCK

Common Stock

General

        We are authorized to issue up to 60,000,000 shares of common stock, no par value. As of [*], 2010, there were [*] shares of common stock issued and outstanding held of record by approximately [*]

shareholders. Our common stock is listed on the NASDAQ Global Select Market under the symbol "HTBK." Outstanding shares of our common stock are validly issued, fully paid and non-assessable.

        Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The common stock has no preemptive, conversion or redemption rights or sinking fund provisions.

Voting Rights

        On any matter submitted to a vote of the shareholders, holders of common stock are entitled to one vote, in person or by proxy, for each share of common stock held of record in the shareholder's name on our books as of the record date. In connection with the election of directors, the shares may be voted cumulatively. Cumulative voting allows each shareholder to cast that number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and the shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as the shareholder deems appropriate.

Liquidation Rights

        The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding up of us, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding up, the full preferential amounts, if any, to which they are entitled.

Dividends

        Holders of our common stock are entitled to receive dividends if, as and when declared by our Board of Directors out of any funds legally available for dividends. We may pay dividends on our common stock only if we have paid or provided for all of the deferred interest on our trust preferred securities and dividends on our outstanding preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. The Written Agreement restricts the payment of dividends on common stock and preferred stock, and any payments on our trust preferred securities and related subordinated debt, without the prior consent of the Federal Reserve Bank of San Francisco and the Director of the Division of Banking Supervision and Regulation of the Federal Reserve. We do not know when the Company will receive regulatory approval to pay dividends in the future.

        As a holding company, our ability to pay dividends is also affected by the ability of our bank subsidiary to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines and other restrictions. See "Dividend Policy."

Transfer Agent and Registrar

        The transfer agent for the common stock is Wells Fargo Shareowner Services.

Preferred Stock

        We are authorized to issue 10,000,000 shares of preferred stock, no par value per share. We have designated 40,000 shares of preferred stock as Series A Fixed Rate Cumulative Perpetual Preferred Stock, and 21,050 shares of preferred stock as Series C Convertible Perpetual Preferred Stock. Our amended and restated articles of incorporation, subject to limitations prescribed in such articles and subject to limitations prescribed by California law, authorize the Board of Directors, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its discretion with respect to the creation and issuance of preferred stock without shareholder approval, the Board of Directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

Series A Preferred Stock

        We have designated 40,000 shares as the Series A Fixed Rate Cumulative Perpetual Preferred Stock, no par value, with a liquidation preference of $1,000 per share, of which all are outstanding. On November 21, 2008, pursuant to the Capital Purchase Program, we issued to the U.S. Treasury 40,000 shares of the Series A Preferred Stock, for a total price of $40 million. The holders of the Series A Preferred Stock have preferential dividend and liquidation rights over holders of our common stock. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Series A Preferred Stock is non-voting, except in limited circumstances. Prior to November 21, 2011, unless we have redeemed all of the Series A Preferred Stock or the U.S. Treasury has transferred all of the Series A Preferred Stock to third parties, the consent of the U.S. Treasury will be required for us to, among other things, repurchase or otherwise acquire any of our shares of common stock or trust preferred securities, subject to certain limited exceptions. In addition, so long as any shares of our Series A Preferred Stock are outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series A Preferred Stock. We may not redeem the Series A Preferred Stock without requisite regulatory approval.

Voting Rights

        Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock do not have any voting rights.

        Election of Two Directors upon Non-Payment of Dividends.    If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect two members to our Board of Directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. Our bylaws provide that in the event such voting right is triggered, the authorized number of directors on our Board of Directors shall be increased by two members. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

        Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of our authorized directors will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

        Other Voting Rights.    So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or written consent of shareholders required by law or by our articles of incorporation, the vote or written consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

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  any amendment or alteration of the certificate of determination for the Series A Preferred Stock or our amended and restated articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

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  any amendment, alteration or repeal of any provision of the certificate of determination for the Series A Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

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  any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation by us with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, such shares are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

        To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held.

        The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Liquidation Rights

        In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

        If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Dividends Payable On Shares of Series A Preferred Stock

        Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our Board of Directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period during the five year period following November 21, 2008, and are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on the liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period thereafter.

        Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Board of Directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

        Dividends on the Series A Preferred Stock will be cumulative. If for any reason our Board of Directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the Board of Directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

        We are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date if we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock. In this regard, in November 2009 we notified the U.S. Treasury that we were exercising our right to suspend dividend payments on the Series A Preferred Stock until further notice. Our ability to pay dividends in the future on the Series A Preferred Stock is limited by the terms of the Written Agreement.

Priority of Dividends

        With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

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  Senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

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  at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

        So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full on the Series A Preferred, as well as Series C Preferred, no dividend shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

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  purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

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  any dividends or distributions of rights or junior stock in connection with any shareholder rights plan or repurchases of rights pursuant to any shareholder rights plan;

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  acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or our subsidiary, including as trustee or custodian; and

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  the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

        On any dividend payment date for which full dividends are not paid, or declared and funds are set aside, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

        Subject to the foregoing, such dividends (payable in cash, stock or other property) as may be determined by our Board of Directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

        The Certificate of Determination of Series A Preferred Stock provides that such stock may not be redeemed prior to February 15, 2012, unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $10 million, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of the Federal Reserve, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A "qualified equity offering" is a sale and issuance for cash by us, to persons other than us or our subsidiaries after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as our Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008. The Certificate of Determination for the Series A Preferred Stock provides that, after February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve, in whole or in part, subject to notice as described below.

        In connection with the adoption of the American Recovery and Reinvestment Act of 2009, subject to the approval of the U.S. Treasury and the Federal Reserve, we may repurchase the Series A Preferred Stock at any time regardless of whether or not we have replaced such funds from any other source.

        In any redemption or repurchase, the redemption or repurchase price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

        The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

        If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our Board of Directors or a committee thereof may determine to be fair and equitable.

        We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

        Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Treasury Warrant

        In connection with the U.S. Treasury's purchase of our Series A Preferred Stock, we issued to the U.S. Treasury, or the "warrantholder," a warrant exercisable for 462,963 shares of our common stock (subject to adjustment as described below) at an initial exercise price of $12.96 per share, referred to as the Warrant. The Warrant may be exercised at any time on or before November 21, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant together with payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by our withholding of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price.

Rights as a Shareholder

        The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

        The Warrant, and all rights under the Warrant are transferable.

Adjustments to the Warrant

        Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price of the Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

        Anti-dilution Adjustment.    Until the earlier of either November 21, 2011 or the date the initial warrantholder no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

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  as consideration for or to fund the acquisition of businesses and/or related assets;

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  in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

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  in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

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  in connection with the exercise of preemptive rights (if any) on terms existing as of November 21, 2008.

        The number of shares issuable upon exercise of the Warrant was not increased as a result of our issuance (or conversion) of the Series B Preferred Stock and Series C Preferred Stock issued in our recently completed capital raise in June 2010.

        Other Distributions.    If we declare any dividends or distributions other than our historical ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

        Certain Repurchases.    If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

        Business Combinations.    In the event of a merger, consolidation or similar transaction by us that requires shareholder approval, the warrantholder's right to receive shares of our common stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

Repurchase

        Following the redemption in whole of the Series A Preferred Stock held by the warrantholder or the transfer by the warrantholder of all of its Series A Preferred Stock to one or more unaffiliated third parties, we may, upon notice to the warrantholder, repurchase any portion of the Warrant at any time at Fair Market Value (as described below).

        "Fair Market Value" is first determined by our Board of Directors, acting in good faith in reliance on an opinion of a nationally recognized independent investment banking firm. If the warrantholder disagrees with our Board of Directors' determination, it may object within ten days. Following such an objection, an authorized representative of the warrantholder and our Chief Executive Officer will promptly meet to agree upon the Fair Market Value. If, after ten days following the objection of the warrantholder, such parties are unable to agree on the Fair Market Value, the Appraisal Procedure (as described below) may be invoked by either party within thirty days of the warrantholder's objection.

        "Appraisal Procedure" means a procedure whereby two independent appraisers, one chosen by the warrantholder and one chosen by us, mutually agree on the determinations then subject to appraisal. If the two independent appraisers are unable to agree, a third independent appraiser will be chosen by mutual consent of the first two appraisers. In certain cases where the determination of one appraiser differs widely from those of the other two appraisers, the disparate appraisal may be excluded. Whether or not an appraisal is so excluded, the average of the included appraisals is binding upon us and the warrantholder.

Series C Preferred Stock

        We have designated 21,050 shares of preferred stock as the Series C Convertible Perpetual Preferred Stock, of which 21,004 shares are issued and outstanding as of the date of this prospectus, with no par value per share and a liquidation preference of $1,000 per share (subject to adjustment for any split, subdivision, combination, consolidation, recapitalization or similar event).

Ranking

        With respect to dividend rights and rights on liquidation, winding up and dissolution, the Series C Preferred Stock ranks (i) on a parity with each class or series of equity securities of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series C Preferred Stock (including the Series A Preferred Stock) and (ii) senior to our common stock, and each other class or series of capital stock outstanding or established after issuance of the Series C Preferred Stock, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock.

Dividends

        Dividends will be payable on the Series C Preferred (on an as converted basis) if and only to the extent dividends are paid to holders of common stock.

Voting Rights

        Except as set forth below, the holders of Series C Preferred Stock do not have any voting rights. In addition to any other vote or written consent of shareholders required by law or by the Company's amended and restated articles of incorporation, the vote or written consent of the holders of at least two thirds of the outstanding shares of Series C Preferred Stock entitled to vote, voting together as a single class, is required for effecting or validating any amendment, alteration or repeal of any provision of the amended and restated articles of incorporation or our amended and restated bylaws that would alter or change the rights, preferences or privileges of the Series C Preferred Stock so as to affect the holders adversely.

        So long as any shares of Series C Preferred Stock are outstanding, a holder is entitled to vote, with a number of votes equal to that number of shares of our common stock into which such holder's shares of Series C Preferred Stock would then be convertible, together with the holders of our common stock acting as a single class, for effecting or validating any consummation of any Reorganization Event (see description of Reorganization Events below).

Rights Upon Liquidation

        In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series C Preferred Stock will be entitled, for each share of the Series C Preferred Stock held, to the liquidation preference per share of $1,000, plus any accrued and unpaid dividends and any authorized and declared but unpaid dividends.

        In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series C Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Redemption

        The Series C Preferred Stock is not redeemable by the Company at any time and the holders have no right to require redemption of any shares of Series C Preferred Stock.

Conversion

        The Series C Preferred Stock will automatically convert into common stock on the date of the transfer of the Series C Preferred Stock to a transferee not affiliated with the holder in a widely dispersed offering. The term "widely dispersed offering" means a (i) widespread public distribution, including pursuant to a registration statement filed with and declared effective by the SEC or Rule 144 under the Securities Act, (ii) a transfer in which no transferee (or group of associated transferees) after giving effect to the transfer, would own more than 2% of any class of voting securities of the Company or (iii) a transfer to a transferee that controls or is acquiring control of more than 50% of the voting securities.

        The number of shares of our common stock into which a share of Series C Preferred Stock will be convertible will be determined by dividing the liquidation value of $1,000 per share, by the then applicable conversion price. No fractional shares of common stock will be issued. Upon conversion, cash will be paid in lieu of fractional shares based on the closing price of the common stock determined as of the second trading day immediately preceding the date of the mandatory conversion. The initial conversion price of the Series C Preferred Stock is $3.75 per share of common stock into which it is converted and the initial number of shares of our common stock into which one share of Series C Preferred Stock is convertible is 266.67.

Anti-Dilution Provisions

        The conversion price of the Series C Preferred Stock will be subject to adjustment as follows: (i) if the Company subdivides its outstanding shares of common stock into a greater number of shares, then the Company shall similarly subdivide its outstanding shares of Series C Preferred Stock or (ii) if the Company combines its outstanding shares of common stock into a smaller number of shares of common stock, then the Company shall similarly combine its outstanding shares of Series C Preferred Stock.

Reorganization Events

        If we enter into a transaction constituting a consolidation or merger of the Company or similar transaction or any sale or other transfer of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole (in each case pursuant to which our common stock will be converted into cash, securities or other property) or for certain reclassifications or exchanges of our common stock, then each holder of Series C Preferred Stock will have the right to either treat such event as a liquidating event and take a liquidating distribution, or participate in the reorganization event as though the Series C Preferred Stock converted, effective on the date such transaction is consummated (or, if later, the date applicable regulatory approvals are obtained), into the securities, cash and other property receivable in the transaction by the holder of the number of shares of common stock into which such Series C Preferred Stock would then be convertible, assuming receipt of any applicable regulatory approval.

Transfer Agent and Registrar

        The transfer agent and registrar for our Series C Preferred Stock is Wells Fargo Shareowner Services.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents and Law

        The following is a summary of certain provisions of law, our amended and restated articles of incorporation and amended and restated bylaws, that may have the effect of discouraging, delaying or preventing a change of control, change in management or an unsolicited acquisition proposal that a shareholder might consider favorable, including proposals that might result in the payment of a premium over the market price for the shares held by our shareholders. This summary does not purport to be complete and is qualified in its entirety by reference to the laws and documents referenced.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax consequences of the rights offering to U.S. holders (as defined below). This summary is based upon provisions of the Code, applicable Treasury Regulations, administrative rulings, judicial authorities and other applicable existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect which could result in U.S. federal income tax consequences different from those discussed below. No assurance can be given that the Internal Revenue Service, or IRS, will not challenge one or more of the tax results described in this discussion, and no ruling from the IRS has been, or is expected to be, sought with respect to the U.S. federal tax consequences of the rights offering.

        This summary does not provide a complete analysis of all potential tax considerations. This summary is only applicable to U.S. holders of common stock who acquire the subscription rights pursuant to the terms of the rights offering, have held the common stock, and will hold the subscription rights, as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code. This summary does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as holders who may be subject to special tax treatment under the Code, including (without limitation) dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities or traders in securities that elect to use a mark-to-market method of accounting for their securities, persons holding subscription rights or common stock as part of a hedging, integrated or conversion transaction or a straddle, persons deemed to sell common stock, under the constructive sale provisions of the Code, persons whose "functional currency" is not the U.S. dollar, and foreign taxpayers. This summary does not deal with any U.S. federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or alternative minimum tax consequences, nor does it address any tax considerations to persons other than U.S. holders.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of our right or common stock that is, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other business entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

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  an estate, if its income is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if (i) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons (within the meaning of the Code) have the authority to control all of its substantial decisions or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or exercises the subscription rights or the over-subscription rights, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the U.S. federal income tax consequences of the receipt, exercise or lapse of the subscription rights.

        Holders of common stock are urged to consult their own tax advisors as to the specific tax consequences of the rights offering to them, including the applicable federal, state, local and foreign tax consequences of the rights offering to them and the effect of possible changes in tax laws.

Taxation of Subscription Rights

        Receipt of Subscription Rights.    Your receipt of subscription rights pursuant to the rights offering should be treated as a nontaxable distribution with respect to your existing common stock for U.S. federal income tax purposes, and the following summary assumes you will qualify for such nontaxable treatment. If, however, the rights offering does not qualify as nontaxable, you would be treated as receiving a taxable distribution equal to the fair market value of the subscription rights on their distribution date. The distribution would be taxed as a dividend to the extent made out of our current or accumulated earnings and profits; any excess would be treated first as a return of your basis (investment) in your common stock and then as a capital gain. Expiration of the subscription rights would result in a capital loss.

        If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate basis between your existing common stock and the subscription rights in proportion to the relative fair market values of the existing common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable. The fair market value of the subscription rights on the date the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

        On the other hand, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing common stock on the date you receive the subscription rights, then you must allocate your basis in your existing common stock between the existing common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

        Your holding period in a subscription right will include your holding period in the common stock with respect to which the subscription right was distributed.

        Exercise of Basic Subscription Privilege or Over-Subscription Privilege.    Generally, you will not recognize gain or loss on the exercise of a subscription right pursuant to the basic subscription privilege or subscription for shares pursuant to the over-subscription privilege. Your tax basis in new shares of common stock acquired when you exercise a subscription right pursuant to the basic subscription privilege or subscribe for shares pursuant to the over-subscription privilege will be equal to your adjusted tax basis in the subscription right plus the subscription price. The holding period of a share of common stock acquired when you exercise a subscription right pursuant to the basic subscription privilege or subscribe for shares pursuant to the over-subscription privilege will begin on the date of exercise.

        If you exercise a subscription right received in the rights offering after disposing of the share of our common stock with respect to which such subscription right is received, then certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (i) the allocation of tax basis between the common stock previously sold and the subscription right, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock previously sold and (iii) the impact of such allocation on the tax basis of common stock acquired through exercise of the subscription right. If you exercise a subscription right received in the rights offering after disposing of the common stock with respect to which the subscription right is received, you should consult your tax advisor.

        Non-Exercising Subscription Rights.    If you do not exercise your subscription rights, you should not recognize a capital loss for U.S. federal income tax purposes and any portion of the tax basis in your existing shares of common stock previously allocated to the subscription right not exercised should be re-allocated to the existing common stock.

PLAN OF DISTRIBUTION

        On or about [*], 2010, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus to individuals who owned shares of common stock of record (other than Excluded Shareholders) as of the close of business on [*], 2010, the record date for the rights offering. If you wish to exercise your subscription rights and purchase shares of common stock, you should complete the subscription rights certificate and return it with payment for the shares, to the subscription agent. See "The Rights Offering—Method of Exercising Rights." If you have any questions, you should contact the information agent, [*]. Banks and brokers should call [*] and shareholders should call [*]. The subscription rights will not be listed on the NASDAQ Global Select Market or any other stock exchange or trading market. The shares of common stock issuable upon exercise of the subscription rights will be listed on the NASDAQ Global Select Market under the symbol "HTBK."

        We have agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with the rights offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the rights offering will be approximately $[*].

LEGAL MATTERS

        The validity of the subscription rights and the common stock issuable upon exercise of the rights will be passed upon for us by Buchalter Nemer, a Professional Corporation.

EXPERTS

        The consolidated financial statements of Heritage Commerce Corp appearing in Heritage Commerce Corp's Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report thereon, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following are the expenses to be incurred by the registrant in connection with the registration of the securities being registered under this registration statement. All amounts set forth below, except the SEC registration fee, are estimated.

SEC registration fee		$482.00
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Subscription and information
Agent fees	$	*
Mailing and miscellaneous	$	*

Total expenses	$	*

*
To be provided by amendment.

Item 14.    Indemnification of Directors and Officers.

        The California General Corporation Law (the "CGCL") provides a detailed statutory framework covering the limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

        With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., "derivative actions") and does not apply to claims brought by outside parties.

        With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful "on the merits" in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

        The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

        The amended and restated articles of incorporation and amended and restated bylaws of Heritage Commerce Corp implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director's fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

        The Company has entered into indemnification agreements with each of its directors and executive officers. The form of the agreement is incorporated by reference to Exhibit 10.40 of this Registration Statement.

Item 15.    Recent Sales of Unregistered Securities

        On November 21, 2008, we entered into a purchase agreement with the United States Department of the Treasury, pursuant to which we agreed to issue and sell (i) 40,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share and (ii) a warrant to purchase up to 462,963 shares of our Common Stock, no par value per share, at an initial exercise price of $12.96 per share, for an aggregate purchase price of $40 million in cash. These securities were sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.

        We entered into a securities purchase agreement, dated June 18, 2010, with various investors, pursuant to which the investors invested an aggregate of $75 million in cash in us through direct purchases of newly issued Series B Preferred Stock and Series C Preferred Stock. On June 21, 2010, we issued to the investors the following securities:

  •
  an aggregate of 53,996 shares of Series B Preferred Stock, each of which will automatically convert into 266.67 shares of our Common Stock (an aggregate of 14,399,000 shares of our Common Stock) based on the initial conversion price of $3.75, one business day following shareholder approval of the issuance of common stock upon the conversion; and

  •
  to two investors, an aggregate of 21,004 shares of Series C Preferred Stock, each of which will automatically convert into 266.67 shares of our Common Stock (an aggregate of 5,601,000 shares of our Common Stock) based on the initial conversion price of $3.75, following receipt of the shareholder approval of the issuance of the common stock upon the conversion, and the subsequent transfer of the Series C Preferred Stock to third parties not affiliated with the holder in a widely dispersed offering.

        These securities were sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 4(2) and Rule 506 of Regulation D thereof. The Securities were offered and sold with the assistance of Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") as placement agent. The Company compensated Sandler O'Neill $4,125,000 as a placement fee.

        On September 16, 2010 the Series B Preferred Stock was automatically converted into approximately 14,399,000 shares of the Company's common stock. The conversion of the Series B Preferred Stock and the issuance of the common stock upon conversion was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance of Section 3(a)(9) thereof.

Item 16.    List of Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated February 8, 2007, by and between Heritage Commerce Corp, Heritage Bank of Commerce and Diablo Valley Bank (incorporated by reference from the Registrant's Annual Report on Form 10-K filed on March 16, 2007)
3.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant's Annual Report on Form 10-K filed on March 16, 2009)
3.2
Certificate of Amendment of Articles of Incorporation of Heritage Commerce Corp, as filed with the California Secretary of State on June 1, 2010 (incorporated by reference from the Registrant's Registration Statement on Form S-1 filed on July 23, 2010)
3.3	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant's Registration Statement on Form S-1 filed on July 23, 2010)
4.1
Indenture, dated as of March 23, 2000, between Heritage Commerce Corp, as Issuer, and the Bank of New York, as Trustee (incorporated by reference from the Registrant's Annual Report on Form 10-K filed April 6, 2001)
4.2	Amended and Restated Declaration of Trust, Heritage Capital Trust I, dated as of March 23, 2000 (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed April 6, 2001)
4.3
Indenture, dated as of September 7, 2000, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed April 6, 2001)
4.4
Amended and Restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, and Heritage Commerce Corp, as Sponsor (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed April 6, 2001)
4.5
Indenture, dated as of July 31, 2001, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 29, 2002)
4.6
Amended and Restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association as Institutional Trustee, and Heritage Commerce Corp, as Sponsor, dated as of July 31, 2001 (incorporated herein by reference from the Registrant's Form 10-K filed March 29, 2002)
4.7
Indenture, dated as of September 26, 2002, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 29, 2003)
4.8
Amended and Restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee and Heritage Commerce Corp, as Sponsor, dated as of September 26, 2002 (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 29, 2003)

Exhibit Number	Description
4.9	Warrant to Purchase Common Stock dated November 21, 2008 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed November 26, 2008)
4.10
Certificate of Determination for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference from the Registrant's Current Report on Form 8-K as filed November 26, 2008)
4.11
Certificate of Determination of Series C Convertible Perpetual Preferred Stock, as filed with the California Secretary of State on June 17, 2010 (incorporated herein by reference from the Registrant's Current Report on Form 8-K as filed June 22, 2010)
*4.12	Form of Subscription Rights Certificate
*5.1	Opinion of Buchalter Nemer, a professional corporation, as to the legality of the securities being registered
10.1	Real Property Leases for Registrant's Principal Office (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed March 5, 1998)
10.2	Third Amendment to Lease for Registrant's Principal Office (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed August 17, 2005)
10.3	Fourth Amendment to Lease for Registrant's Principle Office (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed August 17, 2005)
10.4	Fourth Amendment to Sublease for Registrant's Principle Office (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2005)
**10.5	Heritage Commerce Corp Management Incentive Plan (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed May 3, 2005)
**10.6	1994 Stock Option Plan and Form of Agreement (incorporated herein by reference from the Registrant's Registration Statement on Form S-8 filed July 17, 1998)
**10.7	Amended and Restated 2004 Equity Plan (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 2, 2009)
**10.8	Modification to Employment Agreement of James Mayer dated December 11, 2008 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed December 17, 2008)
**10.9	Restricted Stock Agreement with Walter Kaczmarek dated March 17, 2005 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed March 22, 2005)
**10.10	2004 Stock Option Agreement with Walter Kaczmarek dated March 17, 2005 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed March 22, 2005)
**10.11	Non-qualified Deferred Compensation Plan (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 31, 2005)
**10.12	Amended and Restated Employment Agreement with Walter Kaczmarek, dated October 17, 2007 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed October 22, 2007)
**10.13	Amended and Restated Employment Agreement with Lawrence McGovern, dated October 17, 2007 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed October 22, 2007)

Exhibit Number	Description
**10.14	Amended and Restated Employment Agreement with Raymond Parker, dated October 17, 2007 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed October 22, 2007)
**10.15	Employment Agreement with Michael R. Ong, dated August 12, 2008 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed August 13, 2008)
**10.16	Employment Agreement with Dan Kawamoto, dated June 11, 2009 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 16, 2009)
**10.17	Employment Agreement with Margaret Incandela, dated February 1, 2010 (incorporated by reference from the Registrant's Annual Report on Form 10-K filed March 17, 2010)
**10.18
Consulting Agreement dated of February 8, 2007 between Heritage Bank of Commerce and John J. Hounslow (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2007)
10.19
Non-Compete, Non-Solicitation and Confidentiality Agreement dated as of February 8, 2007 by and among Heritage Commerce Corp, Heritage Bank of Commerce and John J. Hounslow (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2007)
**10.20	Letter Agreement between John J. Hounslow and Heritage Commerce Corp dated June 20, 2007 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2007)
10.21
Non-Compete, Non-Solicitation and Confidentiality Agreement dated as of February 8, 2007 by and among James Mayer, Heritage Commerce Corp and Heritage Bank of Commerce (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2007)
**10.22	2005 Amended and Restated Heritage Commerce Corp Supplemental Retirement Plan (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed September 30, 2008)
**10.23	Form of Endorsement Method Split Dollar Plan Agreement for Executive Officers (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 17, 2008)
**10.24	Form of Endorsement Method Split Dollar Plan Agreement for Directors (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 17, 2008)
**10.25
Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Walter T. Kaczmarek (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.26
Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Lawrence D. McGovern (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.27
Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Raymond Parker (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)

Exhibit Number	Description
**10.28	Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Michael Ong (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.29
Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and James Mayer (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.30
First Amended and Restated Deferred Agreement dated December 29, 2008 between James Blair and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.31
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Jack Conner and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.32
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Frank Bisceglia and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.33
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between James Blair and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.34
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Robert Moles and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.35
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Humphrey Polanen and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.36
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Charles Toeniskoetter and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.37
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Ranson Webster and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.38
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between William Del Biaggio, Jr. and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
10.39
Letter Agreement dated November 21, 2008 between the Company and United States Treasury for Fixed Rate Cumulative Perpetual Preferred Stock, Series A and Warrant for Common Stock (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed November 26, 2008)
10.40
Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed December 23, 2009)
10.41
Securities Purchase Agreement between the Company and each of the Purchasers, dated as of June 18, 2010 (incorporated herein from the Registrant's Current Report on Form 8-K/A as filed September 2, 2010)

Exhibit Number	Description
10.42	Registration Rights Agreement between the Company and each of the Purchasers, dated as of June 18, 2010 (incorporated herein from the Registrant's Current Report on Form 8-K as filed June 22, 2010)
12.1
Calculation of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preferred stock dividends (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q filed August 6, 2010)
21.1	Subsidiaries of Registrant (incorporated by reference from the Registrant's Annual Report on Form 10-K filed March 16, 2007)
23.1	Consent of Crowe Horwath LLP (filed herewith)
*23.2	Consent of Buchalter Nemer (included as part of Exhibit 5.1)
24.1	Power of attorney for directors and officers of Registrant (included in the signature page to this registration statement)
*99.1	Form of Instructions for Use of Subscription Rights Certificate
*99.2	Form of Notice of Guaranteed Delivery
*99.3	Form of Letter to Shareholders who are Record Holders
*99.4	Form of Letter to Brokers and other Nominee Holders
*99.5	Form of Letter to Clients
*99.6	Form of Beneficial Owner Election Form
*99.7	Form of Nominee Certification

*
To be filed by amendment

**
Management Compensation Plan/Agreement

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        (5)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the amount of unsubscrihed securities remaining, and the terms of any subsequent reoffering thereof. If any public offering by the registrant is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 22, 2010.

HERITAGE COMMERCE CORP
By:	/s/ WALTER T. KACZMAREK WALTER T. KACZMAREK Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter T. Kaczmarek and Lawrence D. McGovern, and each and any of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 and any and all amendments thereto (including post effective amendments), and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, including any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or its substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 22, 2010.

Signature	Title

/s/ FRANK G. BISCEGLIA FRANK G. BISCEGLIA	Director
/s/ JACK W. CONNER JACK W. CONNER	Director and Chairman of the Board
/s/ JOHN EGGEMEYER JOHN EGGEMEYER	Director
/s/ CELESTE V. FORD CELESTE V. FORD	Director
/s/ WALTER T. KACZMAREK WALTER T. KACZMAREK	Director and Chief Executive Officer (Principal Executive Officer)

Signature	Title

/s/ MARK E. LEFANOWICZ MARK E. LEFANOWICZ	Director
/s/ LAWRENCE D. MCGOVERN LAWRENCE D. MCGOVERN	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ROBERT T. MOLES ROBERT T. MOLES	Director
/s/ HUMPHREY P. POLANEN HUMPHREY P. POLANEN	Director
/s/ CHARLES J. TOENISKOETTER CHARLES J. TOENISKOETTER	Director
/s/ RANSON W. WEBSTER RANSON W. WEBSTER	Director
/s/ W. KIRK WYCOTT W. KIRK WYCOFF	Director

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated February 8, 2007, by and between Heritage Commerce Corp, Heritage Bank of Commerce and Diablo Valley Bank (incorporated by reference from the Registrant's Annual Report on Form 10-K filed on March 16, 2007)
3.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant's Annual Report on Form 10-K filed on March 16, 2009)
3.2
Certificate of Amendment of Articles of Incorporation of Heritage Commerce Corp, as filed with the California Secretary of State on June 1, 2010 (incorporated by reference from the Registrant's Registration Statement on Form S-1 filed on July 23, 2010)
3.3	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant's Registration Statement on Form S-1 filed on July 23, 2010)
4.1
Indenture, dated as of March 23, 2000, between Heritage Commerce Corp, as Issuer, and the Bank of New York, as Trustee (incorporated by reference from the Registrant's Annual Report on Form 10-K filed April 6, 2001)
4.2	Amended and Restated Declaration of Trust, Heritage Capital Trust I, dated as of March 23, 2000 (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed April 6, 2001)
4.3
Indenture, dated as of September 7, 2000, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed April 6, 2001)
4.4
Amended and Restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, and Heritage Commerce Corp, as Sponsor (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed April 6, 2001)
4.5
Indenture, dated as of July 31, 2001, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 29, 2002)
4.6
Amended and Restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association as Institutional Trustee, and Heritage Commerce Corp, as Sponsor, dated as of July 31, 2001 (incorporated herein by reference from the Registrant's Form 10-K filed March 29, 2002)
4.7
Indenture, dated as of September 26, 2002, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 29, 2003)
4.8
Amended and Restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee and Heritage Commerce Corp, as Sponsor, dated as of September 26, 2002 (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 29, 2003)

Exhibit Number	Description
4.9	Warrant to Purchase Common Stock dated November 21, 2008 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed November 26, 2008)
4.10
Certificate of Determination for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference from the Registrant's Current Report on Form 8-K as filed November 26, 2008)
4.11
Certificate of Determination of Series C Convertible Perpetual Preferred Stock, as filed with the California Secretary of State on June 17, 2010 (incorporated herein by reference from the Registrant's Current Report on Form 8-K as filed June 22, 2010)
*4.12	Form of Subscription Rights Certificate
*5.1	Opinion of Buchalter Nemer, a professional corporation, as to the legality of the securities being registered
10.1	Real Property Leases for Registrant's Principal Office (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed March 5, 1998)
10.2	Third Amendment to Lease for Registrant's Principal Office (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed August 17, 2005)
10.3	Fourth Amendment to Lease for Registrant's Principle Office (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed August 17, 2005)
10.4	Fourth Amendment to Sublease for Registrant's Principle Office (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2005)
**10.5	Heritage Commerce Corp Management Incentive Plan (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed May 3, 2005)
**10.6	1994 Stock Option Plan and Form of Agreement (incorporated herein by reference from the Registrant's Registration Statement on Form S-8 filed July 17, 1998)
**10.7	Amended and Restated 2004 Equity Plan (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 2, 2009)
**10.8	Modification to Employment Agreement of James Mayer dated December 11, 2008 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed December 17, 2008)
**10.9	Restricted Stock Agreement with Walter Kaczmarek dated March 17, 2005 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed March 22, 2005)
**10.10	2004 Stock Option Agreement with Walter Kaczmarek dated March 17, 2005 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed March 22, 2005)
**10.11	Non-qualified Deferred Compensation Plan (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 31, 2005)
**10.12	Amended and Restated Employment Agreement with Walter Kaczmarek, dated October 17, 2007 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed October 22, 2007)
**10.13	Amended and Restated Employment Agreement with Lawrence McGovern, dated October 17, 2007 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed October 22, 2007)

Exhibit Number	Description
**10.14	Amended and Restated Employment Agreement with Raymond Parker, dated October 17, 2007 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed October 22, 2007)
**10.15	Employment Agreement with Michael R. Ong, dated August 12, 2008 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed August 13, 2008)
**10.16	Employment Agreement with Dan Kawamoto, dated June 11, 2009 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 16, 2009)
**10.17	Employment Agreement with Margaret Incandela, dated February 1, 2010 (incorporated by reference from the Registrant's Annual Report on Form 10-K filed March 17, 2010)
**10.18
Consulting Agreement dated of February 8, 2007 between Heritage Bank of Commerce and John J. Hounslow (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2007)
10.19
Non-Compete, Non-Solicitation and Confidentiality Agreement dated as of February 8, 2007 by and among Heritage Commerce Corp, Heritage Bank of Commerce and John J. Hounslow (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2007)
**10.20	Letter Agreement between John J. Hounslow and Heritage Commerce Corp dated June 20, 2007 (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2007)
10.21
Non-Compete, Non-Solicitation and Confidentiality Agreement dated as of February 8, 2007 by and among James Mayer, Heritage Commerce Corp and Heritage Bank of Commerce (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed June 22, 2007)
**10.22	2005 Amended and Restated Heritage Commerce Corp Supplemental Retirement Plan (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed September 30, 2008)
**10.23	Form of Endorsement Method Split Dollar Plan Agreement for Executive Officers (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 17, 2008)
**10.24	Form of Endorsement Method Split Dollar Plan Agreement for Directors (incorporated herein by reference from the Registrant's Annual Report on Form 10-K filed March 17, 2008)
**10.25
Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Walter T. Kaczmarek (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.26
Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Lawrence D. McGovern (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.27
Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Raymond Parker (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)

Exhibit Number	Description
**10.28	Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Michael Ong (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.29
Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and James Mayer (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.30
First Amended and Restated Deferred Agreement dated December 29, 2008 between James Blair and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.31
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Jack Conner and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.32
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Frank Bisceglia and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.33
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between James Blair and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.34
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Robert Moles and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.35
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Humphrey Polanen and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.36
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Charles Toeniskoetter and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.37
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Ranson Webster and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
**10.38
First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between William Del Biaggio, Jr. and the Company (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed January 2, 2009)
10.39
Letter Agreement dated November 21, 2008 between the Company and United States Treasury for Fixed Rate Cumulative Perpetual Preferred Stock, Series A and Warrant for Common Stock (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed November 26, 2008)
10.40
Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference from the Registrant's Current Report on Form 8-K filed December 23, 2009)
10.41
Securities Purchase Agreement between the Company and each of the Purchasers, dated as of June 18, 2010 (incorporated herein from the Registrant's Current Report on Form 8-K/A as filed September 2, 2010)

Exhibit Number	Description
10.42	Registration Rights Agreement between the Company and each of the Purchasers, dated as of June 18, 2010 (incorporated herein from the Registrant's Current Report on Form 8-K as filed June 22, 2010)
12.1
Calculation of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preferred stock dividends (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q filed August 6, 2010)
21.1	Subsidiaries of Registrant (incorporated by reference from the Registrant's Annual Report on Form 10-K filed March 16, 2007)
23.1	Consent of Crowe Horwath LLP (filed herewith)
*23.2	Consent of Buchalter Nemer (included as part of Exhibit 5.1)
24.1	Power of attorney for directors and officers of Registrant (included in the signature page to this registration statement)
*99.1	Form of Instructions for Use of Subscription Rights Certificate
*99.2	Form of Notice of Guaranteed Delivery
*99.3	Form of Letter to Shareholders who are Record Holders
*99.4	Form of Letter to Brokers and other Nominee Holders
*99.5	Form of Letter to Clients
*99.6	Form of Beneficial Owner Election Form
*99.7	Form of Nominee Certification

*
To be filed by amendment

**
Management Compensation Plan/Agreement